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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                        Date of Report: January 31, 2000
                        (Date of earliest event reported)

                             AVANIR PHARMACEUTICALS
             (Exact name of registrant as specified in its charter)

                                   CALIFORNIA
                 (State or other jurisdiction of incorporation)

            0-18734                                                        33-0314804
   (Commission File Number)                                     (IRS Employer Identification No.)

        9393 Towne Centre Drive, Suite 200, San Diego, California 92121
              (Address of principal executive offices) (Zip code)

                                 (858) 410-2600
               (Registrants telephone number, including area code)



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Item 5. OTHER EVENTS

$6 Million Private Placement Financing

        On January 31, 2000, we closed a $6 million private placement financing with three accredited financial institutions, in which we issued 2,630,137 shares of Class A Common Stock and warrants to purchase an aggregate of 263,014 shares of Class A Common Stock at an exercise price of $2.44 per share. We paid financial advisory and finders' fees of $480,000 in connection with this financing arrangement. We intend to use approximately $1.6 million of the proceeds from this financing to redeem the $1.5 million in convertible debentures that we issued in November 1999.

        Under the terms of the Common Stock Purchase Agreement, each investor has the opportunity to re-price portions of the initial shares of Class A Common Stock that the investor holds if we do not achieve specified milestones in the trading price of our Class A Common Stock during certain periods of time after the closing date of January 31, 2000, as follows:

        - From April 30, 2000 to May 30, 2000, each of the investors may re-price up to 33% of the investor's initial shares if the price of our Class A Common Stock has not maintained an average of at least $2.60 per share during the period;

        - From May 31, 2000 to June 30, 2000, each of the investors may re-price up to an additional 33% of the investor's initial shares if the price of our Class A Common Stock has not maintained an average of at least $2.69 per share during the period;

        - From July 1, 2000 to July 31, 2000, each of the investors may re-price up to an additional 33% of the investor's initial shares if the price of our Class A Common Stock has not maintained an average of at least $2.76 per share during the period; and

        - From August 1, 2000 to January 28, 2001, each of the investors may re-price up to 50% of the investor's initial shares not re-priced previously, if the price of our Class A Common Stock has not maintained an average of at least $2.85 per share.

        If we do not meet these price milestones and one or more of the investors elects to re-price a portion of the initial shares held by that investor, then we may either issue additional shares equal in value to the shortfall in the share price multiplied by the number of re-priced shares, or pay cash for the value of the shortfall multiplied by the number of re-priced shares. If we meet the specified price milestone in a given period, then the investors cannot re-price any of the initial shares that they hold.

        In addition, we initially must register 5,523,288 shares of our Class A Common Stock on behalf of the investors. We will be obligated to pay a penalty to the investors if we do not file a registration statement covering these shares on or before March 25, 2000, or if the registration statement is not declared effective on or before June 8, 2000.



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Item 7. FINANCIAL STATEMENTS AND EXHIBITS

        (c) Exhibits

        4.1 Common Stock Purchase Agreement, dated as of January 25, 2000, by and among (i) AVANIR Pharmaceuticals, a California corporation, and (ii) Bayview LLC, a Cayman Islands LLC, The Endeavour Capital Fund, S.A., a British Virgin Islands corporation, and Roseworth Group Ltd., a British Virgin Islands corporation (collectively, the "Investors").

        4.2 Registration Rights Agreement, dated as of January 25, 2000, by and among AVANIR Pharmaceuticals and the Investors.

        4.3     Form of Stock Purchase Warrant.

        99.1    Press release dated February 3, 2000.


                                   SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            AVANIR PHARMACEUTICALS

Date:  February 4, 2000                     By: /s/ Gregory P. Hanson
                                            -----------------------------
                                            Gregory P. Hanson
                                            Vice President, Finance and
                                            Chief Financial Officer


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